UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2006

                             TRIARC COMPANIES, INC.
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             (Exact name of registrant as specified in its charter)


           DELAWARE                  1-2207                 38-0471180
           -----------             ----------               -----------
          (State or Other         (Commission              (I.R.S. Employer
          Jurisdiction of          File Number)            Identification No.)
          Incorporation)

                                 280 Park Avenue
                               New York, NY 10017
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 451-3000

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 7.01.       Regulation FD Disclosure

     In the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K, Triarc Companies, Inc. ("Triarc") reported that its subsidiary, Deerfield & Company LLC, a Chicago based asset manager, had approximately $12.3 billion of assets under management as of January 1, 2006.

     The information in this Item 7.01 of this Current Report is being furnished, not filed, pursuant to Regulation FD. The information in this Item
7.01 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a determination or admission that the information in this
Item 7.01 of this Current Report is material, or that investors should consider this information before making an investment decision with respect to any security of Triarc or any of its subsidiaries.

Item 8.01.       Other Events

     On January 26, 2006, the Board of Directors of Triarc approved the payment of the first installment of a special cash dividend of $0.15 per outstanding share of Class A Common Stock and Class B Common Stock, Series 1. The Board of Directors also announced its intention, subject to applicable law, to declare additional special cash dividends aggregating $0.30 per outstanding share of Class A Common Stock and Class B Common Stock, which would be declared and paid in two further installments in 2006. The record date for the initial installment of the special cash dividend is February 17, 2006 and the payment date for the initial installment of the special cash dividend is March 1, 2006.

     The two future installments of the special cash dividends referred to above (including the actual amounts thereof) will be made at the discretion of Triarc's Board of Directors and will be based on such factors as Triarc's earnings, financial condition, cash requirements and other factors, including whether such future installments of the special cash dividends would result in a material adjustment to the conversion price of Triarc's 5% Convertible Notes due 2023.

     Triarc's Board of Directors also approved the payment of a regular quarterly cash dividend of $0.08 per share of Class A Common Stock and $0.09 per share of Class B Common Stock. The record date for the regular quarterly cash dividend is March 2, 2006 and the payment date for the regular quarterly cash dividend is March 15, 2006.

     A copy of the press  release  announcing  such  dividends  is  furnished as
Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits

(d)             Exhibits

99.1     Press release of Triarc Companies, Inc. dated January 26, 2006.

                                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TRIARC COMPANIES, INC.


                                  By:    /S/ STUART I. ROSEN
                                         -------------------------
                                         Stuart I. Rosen
                                         Senior Vice President and
                                         Secretary

Dated:   January 26, 2006






                                  EXHIBIT INDEX
                                  -------------


Exhibit  Description
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99.1     Press release of Triarc Companies, Inc. dated January 26, 2006